SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	September 9, 2005
(Date of earliest event reported)	September 7, 2005

Landmark Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

800 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785) 565-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On September 7, 2005, Landmark Bancorp, Inc. (NASDAQ – LARK) announced through the filing of a current report on Form 8-K that it had executed a definitive agreement for the acquisition of First Manhattan Bancorporation, Inc.  As a follow up to that announcement, Landmark is filing a copy of the Agreement and Plan of Merger related to this proposed transaction.

First Manhattan is privately owned and is the holding company for First Savings Bank, F.S.B. which, like Landmark, is headquartered in Manhattan, Kansas.  First Manhattan had total assets and stockholders’ equity of approximately $134 million and $5.2 million, respectively, at June 30, 2005.  Total loans and deposits for First Manhattan were approximately $113 million and $110 million, respectively, at June 30, 2005.  Net income for the six months ended June 30, 2005 was approximately $570,000 on a consolidated basis.

As previously disclosed, Landmark will pay First Manhattan stockholders $12.875 million in cash for the issued and outstanding shares of First Manhattan common stock, subject to adjustment in certain circumstances.  Based on its analysis of this transaction, Landmark’s management expects to realize a net reduction in noninterest expense of approximately $1.2 million per year.  The Agreement and Plan of Merger provides, as a condition precedent to Landmark’s obligation to close the acquisition, that within 150 days of the signing of the definitive agreement Landmark will have successfully raised $8 million in gross proceeds from the sale of additional common stock.

Item 2.01.  Completion of Acquisition or Disposition of Assets

Additionally, on August 19, 2005, Landmark completed the acquisition of UMB National Bank of America’s two branch locations in Great Bend, Kansas, and the associated assumption of total deposits of approximately $33 million.  These deposit funds, net of fixed assets approximating $1.5 million and a deposit premium of $1.3 million, were utilized to purchase investments and retire Federal Home Loan Bank advances totaling $15 million.  This transaction is expected to reduce our future funding costs and resulted in a gain on retirement of the advances of approximately $400,000.

Item 9.01.   Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Exhibits.

2.1           Agreement and Plan of Merger among Landmark Bancorp, Inc., Manhattan Acquisition Corporation and First Manhattan Bancorporation, Inc. dated September 6, 2005

10.1         Form of Voting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: September 9, 2005	By:	/s/ Mark A. Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer and Chief Financial Officer